Exhibit 21.1

SUBSIDIARIES OF AMBASSADORS INTERNATIONAL, INC.

1.	Ambassadors, LLC, a Delaware limited liability company

2.	Ambassadors Cruise Group, LLC, a Delaware limited liability company

3.	Cypress Reinsurance, Ltd, a Bermuda corporation

4.	Ambassadors Marine Group, LLC, a Delaware limited liability company

5.	BellPort Group, Inc., a Delaware corporation, a wholly-owned subsidiary of Ambassadors Marine Group, LLC

6.	American West Steamboat Company, LLC, an Oregon limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

7.	EN Boat LLC, an Oregon limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

8.	QW Boat LLC, an Oregon limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

9.	DQSC Operations, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

10.	DQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

11.	AQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

12.	MQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

13.	Nishida Tekko America Corporation, a California corporation, a wholly-owned subsidiary of Ambassadors Marine Group, LLC

14.	BMI Acquisition Company, a Washington corporation, a wholly-owned subsidiary of Nishida Tekko America Corporation